UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Target Portfolio Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

What to do now:

1.              Read the enclosed Proxy Statement.

2.              Review the voting instructions provided.

3.              VOTE!

Four easy ways to vote:

1.              By Telephone. Have your proxy card available. Call the toll-free number on your proxy ballot card from a touch-tone telephone. Enter your control number from your card. There is no charge to you for the call. Follow the recorded instructions.

2.              By Internet. Have your proxy card available. Go to the website listed on the proxy card. Enter your control number from your proxy card. Follow the instructions on the website.

3.              By Mail. Please complete, date and sign your proxy card. Mail your completed proxy ballot card in the enclosed postage-paid envelope.

4.              In Person. Attend the meeting and vote your interests.

Voting by phone or Internet is available 24 hours a day, 7 days a week and must be received by 11:59 p.m. Eastern time on the day prior to the meeting.

If you have any questions before you vote, please call D.F. King & Co., Inc. at 1-866-828-6951 toll-free. They will be happy to help you understand the proposal and assist you in voting.

The Board of Trustees of the Target Portfolio Trust, is recommending that shareholders approve the reorganization (the reorganization) of Target International Equity Portfolio, a series of The Target Portfolio Trust (the Trust), into the Prudential Jennison International Opportunities Fund, a series of Prudential World Fund, Inc. (World Fund). In addition to the accompanying proxy materials, this packet provides information about the proposed reorganization.

The Board recommends you vote to approve the proposals.

Please read the enclosed materials and vote your shares as soon as possible. The methods for voting your shares are noted above to make it as easy as possible for you. We appreciate your quick response as it will help minimize communication costs.

Continued

What’s Inside

Answers to your questions about the proposed reorganization	2-9
Supplements to the Prospectus	10

Answers to questions about the proposed reorganization of the Target International Equity Portfolio should be reviewed along with the enclosed proxy materials.

On what proposal am I being asked to vote?

Shareholders of the Target International Equity Portfolio (Target Portfolio) are being asked to approve a proposal for the reorganization of its assets into the Prudential Jennison International Opportunities Fund (Prudential Fund), and the Prudential Fund would assume all of the liabilities of the Target Fund.

Why is this reorganization being proposed?

After careful review of a broad range of factors, including performance, expenses, and asset levels of the Target Portfolio and Prudential Fund, the Board of Trustees/Directors of each Fund determined it is in the best interest of shareholders to reorganize the Target Portfolio into the Prudential Fund and the Prudential Fund would assume all of the liabilities of the Target Fund.

How do you expect shareholders to potentially benefit from this change?

•                  Lower Expenses: The reorganization is expected to result in reduced net expenses for Target Portfolio shareholders and remain unchanged for Prudential Fund shareholders due to contractual fee waivers in effect through February 29, 2020. If such contractual fee waivers are not continued after February 29, 2020, shareholder net expenses may increase as a result of the implementation of the reorganization.

Net Annual Fund Operating Expenses (for the twelve months period ended April 30, 2017(3)	Class R(1)		Class Q	Class Z
Target Portfolio (pre-reorganization)	1.48%		0.86%	0.98%
Proforma Prudential Fund (post-reorganization)(2)	1.48	%*	0.84%	0.90%

*  The Prudential Fund currently does not offer Class R shares. The Prudential Fund will begin operations of Class R shares prior to the implementation of the reorganization.

(1) The distributor of the Funds has contractually agreed through November 30, 2018 (Target Portfolio) and February 28, 2019 (Prudential Fund) to reduce its distribution and service (12b-1) fees for the Funds’ Class R shares to 0.50% of the average daily net assets of the Class R shares of the Funds. This waiver may not be terminated by the distributor prior to November 30, 2018 (Target Portfolio) and February 28, 2019 (Prudential Fund) without the approval of the respective Fund’s Board.

(2) The Manager of the Prudential Fund has contractually agreed through February 29, 2020 to reimburse and/or waive fees so that the Fund’s net annual operating expenses of each class do not exceed 0.84% of the Fund’s average daily net assets (exclusive of distribution and service (12b-1) fees, transfer agency / sub-transfer agency fees and networking expenses, extraordinary expenses and certain other expenses, such as taxes, interest and brokerage commissions). Upon the closing of the Reorganization, the Manager will also contractually waive and/or reimburse up to 0.06% of certain Other Expenses of the Prudential Fund post-reorganization on an annualized basis for the period from the closing date of the reorganization through February 29, 2020, to the extent that the Prudential Fund’s post-reorganization total operating expenses (exclusive of taxes, interest, and certain extraordinary expenses) exceed 1.48% for the Class R shares, 0.90% for the Class Z shares and 0.84% for the Class Q shares of the Prudential Fund’s post-reorganization average daily net assets on an annualized basis for such share classes as a result of the reorganization. These waivers may not be terminated prior to February 29, 2020 without the prior approval of the Prudential Fund’s Board of Directors. Expenses waived/reimbursed by the Manager may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year.

(3) For additional comparative information regarding the Fund’s expenses, please see the N-14 Proxy/Prospectus.

•                  Comparable Performance: YTD, and during the most recent 1- and 3-year periods, the Prudential Fund has shown stronger performance than the Target Portfolio on an annualized net basis for the period as of April 30, 2017.

Performance as of 4/30/2017*

	YTD	1-year	3-year
Prudential Jennison International Opportunities Fund Z Shares	19.48%	14.45%	2.86%
Target International Equity Portfolio Z Shares	9.35%	9.52%	0.95%

* Please see the Appendix for Annualized SEC Performance as of June 30, 2017.

Past performance does not guarantee future results, and current performance may be lower or higher than the past performance data quoted. The investment return and principal value will fluctuate, and shares, when sold, may be worth more or less than the original cost. For the most recent month-end performance of the Prudential fund listed, visit www.pgiminvestments.com. Prudential Jennison International Opportunities Fund: Z shares do not carry a sales charge. Gross operating expenses: Class Z, 1.48%. Net operating expenses: Class Z, 0.90%, after contractual reduction through 2/29/2020. Target International Equity Portfolio: Z shares do not carry a sales charge. Gross operating expenses: Class Z, 0.98%.

•                  Similar Investment Objectives: Both Funds seek above-average capital appreciation and use similar principal investment policies and strategies, as outlined below. For additional comparative information regarding the Funds’ policies, please see the N-14 Proxy/Prospectus.

Fund Name	Target International Equity Portfolio (Merging Fund)	Prudential Jennison International Opportunities Fund (Acquiring Fund)
Investment Strategy

•                  Normally invests at least 80% of its investable assets in stocks of companies in a diverse array of developed and developing countries outside the US.

•                  Invests in stocks of companies that are organized under the laws of a foreign country, derive more than 50% of their revenues from activities in foreign countries, or have at least 50% of their assets located abroad.

•                  Invests in large-, mid- and small-capitalization companies.

•                  Invests primarily in equity and equity-related securities of non-US companies located in various countries outside the US, including non-US issuers in emerging markets.

•                  Typically invests in a number of different countries and may invest a significant portion of its assets in companies located in emerging markets.

•                  Since the Fund may invest a large portion of its assets in a single country or region, its investments may be geographically concentrated relative to broad diversified indexes of international stocks. The Fund may invest in securities of issuers of any market capitalization size.

Benchmarks	MSCI EAFE ND Index	MSCI All Country World Index ex-US

Who is the manager of the Prudential Fund?

The Prudential Fund is managed by Jennison Associates, a leading active equity manager and a unit of PGIM, a registered investment adviser and Prudential’s global investment management business. Jennison currently manages about $166 billion in assets (as of June 30, 2017) and covers growth, value, blend, and sector styles across market capitalizations, both domestically and abroad. Jennison has been managing client portfolios for more than 40 years and its portfolio managers average 29 years of industry experience, with an average of 17 years at Jennison.

How will the Prudential Fund be managed after the reorganization?

The Prudential Fund post-reorganization will follow the same investment policy and strategy as prior to the reorganization. The investment policy and strategy of the Prudential Fund are similar to that of the Target Portfolio. The principal differences are that the Prudential Fund follows a long-term growth style and is not required to invest at least 80% of its investable assets in equity securities.

What are the NASDAQ and CUSIP symbols for the Funds?

Merging Fund	TA Fund Number	Class	Ticker	CUSIP
Target International Equity Portfolio CL Q	1069	Q	TIEQX	875921793
Target International Equity Portfolio CL R	1536	R	TEQRX	875921827
Target International Equity Portfolio CL Z	173	Z	TAIEX	875921504

Acquiring Fund	TA Fund Number	Class	Ticker	CUSIP
Prudential Jennison International Opportunities CL Q	1150	Q	PWJQX	743969586
(new) Prudential Jennison International Opportunities CL R*	TBD	R	TBD	TBD
Prudential Jennison International Opportunities CL Z	1085	Z	PWJZX	743969651

*  The Prudential Fund currently does not offer Class R shares. The Prudential Fund will begin operations of Class R shares prior to the implementation of the reorganization.

If the proposal is approved, when will the proposed reorganization be implemented?

If approved, the reorganization is expected to occur in the fourth quarter of 2017. However, such date may change if the shareholder meeting is adjourned one or more times.

Is the reorganization considered a taxable event for federal income tax purposes?

The reorganization itself is not a taxable event.

How do you expect shareholders to be impacted in the event of an early transition of the Target Portfolio?

If the Reorganization is approved by shareholders of the Target Portfolio, it is currently anticipated that a substantial portion (at least 90% of the Portfolio if the Reorganization was implemented on April 30, 2017) of the portfolio securities of the Target Portfolio will be sold and new securities will be purchased prior to and solely and directly related to the Reorganization. As of August 28, 2017, if all of the Target Portfolio’s investments had been sold as of June 26, 2017, the Target Portfolio would have realized capital gains of approximately $1.79 per share (comprised of both short term and long term capital gains), approximately 13% of the net asset value of the Target Portfolio. These estimates include the full utilization of the Target Portfolio’s remaining $6.8 million capital loss carryover as of June 26, 2017. Any capital gains realized by the Target Portfolio prior to the closing date of the Reorganization will be distributed to shareholders of the Target Portfolio prior to the closing date of the Reorganization. The portion of the portfolio securities to be sold and the transaction costs and tax consequences related to those sales are estimates based on, among other things, historical data, current market conditions and the Funds’ ability to use available carryovers, and are subject to change. It is important to note that a significant portion of the Target Portfolio’s shareholders hold their shares in tax advantage accounts that would not be taxed on the realized gains discussed above

What if there are not enough votes to approve the proposal by the scheduled shareholder meeting date?

If the Target Portfolio does not receive enough votes to approve the proposal by the October 30, 2017 shareholder meeting date, the shareholder meeting will be adjourned to permit further solicitation of proxy votes. If after further solicitation of proxy votes, the Target Portfolio shareholders do not approve the reorganization, the Target Portfolio would continue to operate in accordance with its current investment strategy, benchmark and name, and the Board and the Manager would consider alternatives.

Can a financial professional vote on my behalf?

Under existing NYSE rules, brokers, banks, and other nominees are not expected to be entitled to vote fund shares with respect to the proposals unless the beneficial owner gives specific instructions for the vote. However, the Target Portfolio will forward proxy materials to brokers who are the record owners for beneficial owners. When a broker is unable to cast a vote because no specific instructions have been given, and the broker executes and returns an unvoted proxy ballot card, the resulting “broker non-vote” counts toward establishing a quorum for the meeting. If sufficient votes for a quorum have not been obtained, the Target Portfolio may request that one or more brokers submit a specific number of broker non-votes in order to obtain a quorum. The Target Portfolio will only request these broker non-votes if it believes that this action will result in sufficient shareholder votes to approve a proposal at the meeting. Consequently, shareholders who oppose a proposal should vote against it.

How do I vote my shares?

You can vote your shares 24 hours a day, 7 days a week by telephone, by mail via the enclosed proxy ballot card, or by Internet. You can also vote your shares by attending the meeting. If you hold the Target Portfolio within a brokerage account and receive statements directly from your bank or broker, please follow the instructions provided on your proxy card. Please see the enclosed proxy materials for complete details.

How many votes am I entitled to cast?

You may cast one vote for each share of the Target Portfolio you own on the record date, which is August 14, 2017.

How do I sign the proxy ballot card?

Individual accounts: Shareholders should sign exactly as their names appear on the account registration shown on the proxy ballot cards. Joint accounts: Both owners must sign, and the signatures must conform exactly to the names shown on the account registration. All other accounts: The person signing must indicate his or her role in the account. For example, a trustee for a trust should include his or her title when signing, such as “Jane Doe, Trustee,” or an authorized officer of a company should indicate his or her position with the company, such as “John Smith, President.”

Whom do I call for more information?

Contact D.F. King & Co., Inc., the Target Portfolio’s proxy solicitor, at 1-866-828-6951 toll-free for additional information regarding the proxy or for a replacement proxy card. They will be happy to help you understand the proposals and assist you in voting.

Appendix

Standard Annualized SEC Performance as of 6/30/2017

	1-year	3-year	5-year	10-year	Since Inception
Prudential Jennison International Opportunities Fund Class Z(1)	20.12%	3.37%	8.21%	—	8.95% 06/05/2012
MSCI All Country World Index ex-US	20.45%	0.80%	7.22%	1.13%	8.31% 05/31/2012
Target International Equity Portfolio Class Z(2)	18.99%	1.53%	7.99%	0.92%	6.48% 01/01/1993
MSCI EAFE ND Index	20.27%	1.15%	8.69%	1.03%	6.18% 12/31/1992

(1) Prudential Jennison International Equity Fund

Past performance does not guarantee future results and current performance may be lower or higher than the past performance data quoted. The investment return and principal value will fluctuate, and shares, when sold, may be worth more or less than the original cost. For the most recent month-end performance, visit our website at pgiminvestments.com. Maximum sales charges: Class A, 5.5%; Class C, 1.0%. Gross operating expenses: Class A, 1.71%; Class C, 2.41%; Class Q, 1.35%; Class Z, 1.41%. Net operating expenses apply to: Class A, 1.15%; Class C, 1.90%; Class Q, 0.84%; Class Z, 0.90%, after contractual reductions through 2/29/2020. Class B shares are closed.

(2) Target International Opportunities Portfolio

Past performance does not guarantee future results and current performance may be lower or higher than the past performance data quoted. The investment return and principal value will fluctuate, and shares, when sold, may be worth more or less than the original cost. For the most recent month-end performance, visit our website at pgiminvestments.com/targetperformance. Gross operating expenses are 0.97%. There are no sales charges for this Portfolio.

Definitions

MSCI All Country World Index ex-US is a free float-adjusted market capitalization-weighted index that is designed to measure the equity market performance of developed and emerging markets, excluding the US. It consists of 45 country indexes comprising 22 developed and 23 emerging market country indexes.

MSCI EAFE ND Index is a stock market index that is designed to measure the equity market performance net of dividends of developed markets outside of the US and Canada.

An investment cannot be made directly in an index. All indexes are unmanaged and do not reflect deductions for any sales charges, operating expenses of a mutual fund, or taxes. Returns would be lower if they included the effect of these expenses.

Mutual fund investing involves risks. The investment return and principal value will fluctuate, and the investment, when sold, may be worth more or less than the original cost. There is no guarantee a fund’s objectives will be achieved. The risks associated with each fund are explained more fully in each fund’s respective prospectus. For tax advice, clients should consult their tax professional regarding their particular situation.

Target International Equity Portfolio Risks

Principal Risks. All investments have risks to some degree. An investment in the Fund is not guaranteed to achieve its investment objective; is not a deposit with a bank; is not insured, endorsed or guaranteed by the Federal Deposit Insurance Corporation or any other government agency; and is subject to investment risks, including possible loss of your original investment.

Equity Securities Risk. The price of a particular stock the Fund owns could go down and you could lose money. In addition to an individual stock losing value, the value of the equity markets or a sector of them in which the Fund invests could go down. Different sectors of a market can react differently to adverse issuer, market, regulatory, political and economic developments.

Foreign Securities Risk. The Fund’s investments in securities of foreign issuers or issuers with significant exposure to foreign markets involve additional risk. Foreign countries in which the Fund may invest may have markets that are less liquid, less regulated and more volatile than US markets. The value of the Fund’s investments may decline because of factors affecting the particular issuer as well as foreign markets and issuers generally, such as unfavorable government actions, and political or financial instability. Lack of information may also affect the value of these securities.

Geographic Concentration Risk. The Fund’s performance may be closely tied to the market, economic, political, regulatory or other conditions in the countries or regions in which the Fund invests. This can result in more pronounced risks based upon conditions that impact one or more countries or regions more or less than other countries or regions.

Style Risk. The risk that the particular investment style followed by the Fund may be out of favor for a period of time.

Market Risk. Securities markets may be volatile and the market prices of the Fund’s securities may decline. Securities fluctuate in price based on changes in an issuer’s financial condition and overall market and economic conditions. If the market prices of the securities owned by the Fund fall, the value of your investment in the Fund will decline.

Management Risk. The value of your investment may decrease if judgments by the subadvisers about the attractiveness, value or market trends affecting a particular security, industry or sector or about market movements are incorrect.

Risks of Small and Medium Sized Companies. Small and medium capitalization companies usually offer a smaller range of products and services than larger companies. Smaller companies may also have limited financial resources and may lack management depth. As a result, their prices may fluctuate more than the stocks of larger, more established companies. Historically, small and mid-cap companies have sometimes gone through extended periods when they did not perform as well as larger companies. Small and mid-cap companies generally are less liquid than larger companies, which may make such investments more difficult to sell at the time and price that the Fund would like.

Market Events Risk. Events in the financial markets have resulted in, and may continue to result in, an unusually high degree of volatility, both in foreign and US markets. This market volatility, in addition to reduced liquidity in credit and fixed-income markets, may adversely affect issuers worldwide. Furthermore, the impact of policy and legislative changes in the US and other countries may not be fully known for some time. This environment could make identifying investment risks and opportunities especially difficult for the subadviser.

Risk of Increase in Expenses. Your actual cost of investing in the Fund may be higher than the expenses shown in the expense table for a variety of reasons. For example, expense ratios may be higher than those shown if average net assets decrease. Net assets are more likely to decrease and Fund expense ratios are more likely to increase when markets are volatile. Active and frequent trading of Fund securities can increase expenses.

Prudential Jennison International Opportunities Fund Risks

Principal Risks. All investments have risks to some degree. An investment in the Fund is not guaranteed to achieve its investment objective; is not a deposit with a bank; is not insured, endorsed or guaranteed by the Federal Deposit Insurance Corporation or any other government agency; and is subject to investment risks, including possible loss of your original investment.

Market Risk. Securities markets may be volatile and the market prices of the Fund’s securities may decline. Securities fluctuate in price based on changes in an issuer’s financial condition and overall market and economic conditions. If the market prices of the securities owned by the Fund fall, the value of your investment in the Fund will decline.

Market Capitalization Risk. The Fund may invest in companies of any market capitalization. Generally, the stock prices of small- and medium-sized companies are less stable than the prices of large company stocks and may present greater risks. Large capitalization companies as a group could fall out of favor with the market, causing the Fund to underperform compared to investments that focus on smaller capitalized companies.

Equity and Equity-Related Securities Risks. The value of a particular security could go down and you could lose money. In addition to an individual security losing value, the value of the equity markets or a sector in which the Fund invests could go down. The Fund’s holdings can vary significantly from broad market indexes and the performance of the Fund can deviate from the performance of these indexes. Different parts of a market can react differently to adverse issuer, market, regulatory, political and economic developments.

Foreign Securities Risk. Investments in securities of non-US issuers (including those denominated in US dollars) generally involve more risk than investing in securities of US issuers. Foreign political, economic and legal systems, especially those in developing and emerging market countries, may be less stable and more volatile than in the US. Foreign legal systems generally have fewer regulatory requirements than the US legal system. In general, less information is publicly available about non-US companies than about US companies. Non-US companies generally are not subject to the same accounting, auditing, and financial reporting standards as are US companies. Additionally, the changing value of foreign currencies and changes in exchange rates could also affect the value of the assets the Fund holds and the Fund’s performance. Certain foreign countries may impose restrictions on the ability of issuers of foreign securities to make payment of principal and interest or dividends to investors located outside the country, due to blockage of foreign currency exchanges or otherwise. Investments in emerging markets are subject to greater volatility and price declines. In addition, the Fund’s investments in non-US securities may be subject to the risks of nationalization or expropriation of assets, imposition of currency exchange controls or restrictions on the repatriation of non-US currency, confiscatory taxation and adverse diplomatic developments. Special US tax considerations may apply.

Emerging Markets Risk. The risks of foreign investments are greater for investments in emerging markets. Emerging market countries typically have economic and political systems that are less fully developed, and can be expected to be less stable, than those of more developed countries. For example, the economies of such countries can be subject to rapid and unpredictable rates of inflation or deflation. Low trading volumes may result in a lack of liquidity and price volatility. Emerging market countries may have policies that restrict investment by non-US investors, or that prevent non-US investors from withdrawing their money at will.

Currency Risk. The Fund’s net asset value could decline as a result of changes in exchange rates, which could adversely affect the Fund’s investments in currencies, or in securities that trade in, and receive revenues related to currencies, or in derivatives that provide exposure to currencies. Certain foreign countries may impose restrictions on the ability of issuers of foreign securities to make payment of principal and interest or dividends to investors located outside the country, due to blockage of foreign currency exchanges or otherwise.

Country Risk. Changes in the business environment may adversely affect operating profits or the value of assets in a specific country. For example, financial factors such as currency controls, devaluation or regulatory changes or stability factors such as mass riots, civil war and other potential events may contribute to companies’ operational risks.

Growth Style Risk. The Fund’s growth style may subject the Fund to above-average fluctuations as a result of seeking higher than average capital growth. Historically, growth stocks have performed best during later stages of economic expansion and value stocks have performed best during periods of economic recovery. Since the Fund follows a growth investment style, there is the risk that the growth investment style may be out of favor for a period of time. At times when the style is out of favor, the Fund may underperform the market in general, its benchmark and other mutual funds.

Liquidity Risk. The Fund may invest in instruments that trade in lower volumes and are less liquid than other investments. Liquidity risk exists when particular investments made by the Fund are difficult to purchase or sell. Liquidity risk also includes the risk that the Fund may make investments that may become less liquid in response to market developments or adverse investor perceptions. If the Fund is forced to sell these investments to pay redemption proceeds or for other reasons, the Fund may lose money. In addition, when there is no willing buyer and investments cannot be readily sold at the desired time or price, the Fund may have to accept a lower price or may not be able to sell the instrument at all. The reduction in dealer market-making capacity in the fixed-income markets that has occurred in recent years also has the potential to reduce liquidity. An inability to sell a portfolio position can adversely affect the Fund’s value or prevent the Fund from being able to take advantage of other investment opportunities.

Geographic Concentration Risk. The Fund’s performance may be closely tied to the market, economic, political, regulatory or other conditions in the countries or regions in which the Fund invests. This can result in more pronounced risks based upon conditions that impact one or more countries or regions more or less than other countries or regions.

Management Risk. The value of your investment may decrease if judgments by the subadviser about the attractiveness, value or market trends affecting a particular security, industry or sector or about market movements are incorrect.

Market Events Risk. Events in the financial markets have resulted in, and may continue to result in, an unusually high degree of volatility, both in foreign and US markets. This market volatility, in addition to reduced liquidity in credit and fixed-income markets, may adversely affect issuers worldwide. Furthermore, the impact of policy and legislative changes in the US and other countries may not be fully known for some time. This environment could make identifying investment risks and opportunities especially difficult for the subadviser.

Risk of Increase in Expenses. Your actual cost of investing in the Fund may be higher than the expenses shown in the expense table for a variety of reasons. For example, expense ratios may be higher than those shown if average net assets decrease. Net assets are more likely to decrease and Fund expense ratios are more likely to increase when markets are volatile. Active and frequent trading of Fund securities can increase expenses.

Unclog your mailbox! Enroll in e-delivery

Enjoy the convenience of viewing annual and semiannual reports, prospectuses, and proxy statements online. When you enroll in electronic delivery, you will no longer receive paper copies of these documents and you will be notified by email when new materials are available for online viewing.

Enrolling is fast and simple

• Go to www.pgiminvestments.com/edelivery and follow the simple enrollment instructions.

• You will receive an email when new materials are available.

• You can cancel your enrollment or change your email address at any time.

Every vote is important, whether your Fund holdings are large or small. Please review the materials and return your proxy ballot card by mail, vote online, or call in your vote today.

Class Q and Z shares may be available to group retirement plans and institutional investors through certain retirement, mutual fund wrap and asset allocation programs, and to institutions at an investment minimum of $5,000,000. Performance by share class may vary. Other share classes, which contain either a sales load or a contingent deferred sales charge, are also available. These expenses could lower total fund return. Please see the prospectus for additional information about fees, expenses and investor eligibility requirements.

These materials are for informational or educational purposes only.  The information is not intended as investment advice and is not a recommendation about managing or investing your assets.  In providing these materials PGIM Investments is not acting as your fiduciary as defined by the Department of Labor.

Please consult with a qualified investment professional if you wish to obtain investment advice.

Class Q, Class R, and Class Z shares are available only to eligible investors. Please see the prospectus for eligibility requirements.

Consider a fund’s investment objectives, risks, charges, and expenses carefully before investing. The prospectus and the summary prospectus contain this and other information about the fund. Contact the PGIM Investments Sales Desk at (800) 257-3893 to obtain the prospectus and the summary prospectus. Read them carefully before investing.

LSV Asset Management and Lazard Asset Management LLC are independent and unaffiliated investment subadvisors of the Target Portfolio and not a Prudential Financial company.

Mutual funds are distributed by Prudential Investment Management Services LLC. Jennison Associates is a registered investment advisor. Both are Prudential Financial companies. © 2017 Prudential Financial, Inc. and its related entities. Jennison Associates, Jennison, PGIM and the PGIM Logo are service marks of Prudential Financial, Inc. and its related entities, registered in many jurisdictions worldwide.

Mutual Funds: Are not insured by the FDIC or any federal government agency | May lose value | Are not a deposit of or guaranteed by any bank or any bank affiliate.

0309188-00001-00     Expiration: 08/31/2018

THE TARGET PORTFOLIO TRUST

Target International Equity Portfolio

Supplement dated June 13, 2017 to the

Prospectus, Summary Prospectus and Statement of Additional Information dated September 28, 2016

Proposed Reorganization

The Board of Trustees of The Target Portfolio Trust, on behalf of the Target International Equity Portfolio (“Target Fund”) and the Board of Directors of Prudential World Fund, Inc., on behalf of the Prudential Jennison International Opportunities Fund (“International Opportunities Fund” and, together with the Target Fund, the “Funds”) recently approved the reorganization of Target Fund into International Opportunities Fund.

Pursuant to this proposal, the assets and liabilities of Target Fund would be exchanged for shares of International Opportunities Fund. The International Opportunities Fund shares to be received by Target Fund shareholders in the reorganization would be equal in value and of the same class and each share class would be subject to the same distribution fees, account maintenance fees, and sales charges, including contingent deferred sales charges, if any, as the Target Fund shares held by such shareholders immediately prior to the reorganization.

As part of the reorganization, the Board of International Opportunities Fund also approved the creation and issuance of Class R shares of the Fund in order to accommodate Class R shareholders of Target Fund who would become shareholders of International Opportunities Fund.

Under the terms of this proposal, Target Fund shareholders would become shareholders of International Opportunities Fund. No sales charges would be imposed in connection with the proposed transaction. Target Fund and International Opportunities Fund anticipate obtaining an opinion of counsel to the effect that the reorganization transaction will not result in the recognition of gain or loss for federal income tax purposes by either Fund or its shareholders.

The reorganization is subject to approval by the shareholders of Target Fund. It is anticipated that a proxy statement/prospectus relating to the reorganization transaction will be mailed to the shareholders during the third quarter of 2017 and that the special meeting of Target Fund shareholders will be held during the fourth quarter of 2017. If the required shareholder approvals are obtained and all required closing conditions are satisfied, including receipt of the above-described tax opinion, it is expected that the reorganization transaction will be completed during the fourth quarter of 2017 or as soon as reasonably practicable once shareholder approval is obtained.

If the Reorganization is approved by shareholders of the Target Portfolio, it is currently anticipated that a substantial portion (at least 90% of the Portfolio if the Reorganization was implemented on April 30, 2017) of the portfolio securities of the Target Portfolio will be sold and new securities will be purchased prior to and solely and directly related to the Reorganization. As of the date of this Prospectus/Proxy Statement, if all of the Target Portfolio’s investments had been sold as of June 26, 2017, the Target Portfolio would have realized capital gains of approximately $1.79 per share (comprised of both short term and long term capital gains), approximately 13% of the net asset value of the Target Portfolio. These estimates include the full utilization of the Target Portfolio’s remaining $6.8 million capital loss carryover as of June 26, 2017.

This document is not an offer to sell shares of the International Opportunities Fund, nor is it a solicitation of an offer to buy any such shares or of any proxy. Please read the proxy statement/prospectus carefully, when it is available, because it contains important information about the reorganization and the International Opportunities Fund.

LR949

Prudential Investments Funds

Target Funds

(the “Funds”)

Supplement dated March 15, 2017 to each Fund’s

Currently Effective Summary Prospectus, Statutory Prospectus and Statement of Additional Information

This supplement should be read in conjunction with your currently effective Summary Prospectus, Statutory Prospectus and Statement of Additional Information (SAI).

Effective on or about April 3 2017, Prudential Investments LLC will change its name to PGIM Investments LLC. Accordingly, all references to Prudential Investments LLC in each Fund’s Summary Prospectus, Statutory Prospectus and Statement of Additional Information (SAI) are hereby revised from “Prudential Investments LLC” to “PGIM Investments LLC,” and all references to “PI” are hereby revised to “PGIM Investments.”

LR931

PRUDENTIAL INVESTMENTS FUNDS

Supplement dated March 20, 2017 to the

Currently Effective Summary Prospectus, Statutory Prospectus and

Statement of Additional Information (“SAI”) of the Funds Listed Below

Effective on or about April 10, 2017, the following changes are made to each Fund’s Summary Prospectus, Statutory Prospectus and SAI. This supplement should be read in conjunction with your Summary Prospectus, Statutory Prospectus and SAI, be retained for future reference and is in addition to any existing Fund supplements.

1.              In each Fund’s Summary Prospectus and Statutory Prospectus section entitled Fund Summary — Fund Fees and Expenses, the following sentence is added to the end of the first paragraph:

More information about these discounts as well as other waivers or discounts is available in Appendix A: Waivers and Discounts Available From Certain Financial Intermediaries.

2.              In each Fund’s Statutory Prospectus section entitled How to Buy, Sell and Exchange Fund Shares — Choosing a Share Class, the first paragraph after the bullet points is deleted and replaced with the following:

If your shares are held through a financial intermediary, you should discuss with your intermediary which share classes of the Fund are available to you and which share class may best meet your needs. Certain financial intermediaries through which you may purchase shares of the Fund may impose their own investment minimums, fees, policies and procedures for purchasing, exchanging and selling Fund shares, which are not described in this Prospectus or the SAI, and which will depend on the policies, procedures and trading platforms of the financial intermediary. Consult your financial intermediary about share class availability and the intermediary’s policies, procedures and other information. The availability of certain sales charge waivers and discounts will depend on whether you purchase your shares directly from the Fund or through a financial intermediary. See “Appendix A: Waivers and Discounts Available From Certain Financial Intermediaries” for additional information. The Fund has advised financial intermediaries of the share class features and guidelines, per the Prospectus, and it is their responsibility to monitor and enforce these guidelines with respect to shareholders purchasing shares through financial intermediaries.

3.              In each Fund’s Statutory Prospectus section entitled How to Buy, Sell and Exchange Fund Shares — Reducing or Waiving Class A’s and Class C’s Sales Charges — Other Types of Investors, the sixth bullet and the paragraph after the bullet are deleted and replaced with the following:

•                  Clients of financial intermediaries, who (i) offer Class A shares through a no-load network or platform, (ii) charge clients an ongoing fee for advisory, investment, consulting or similar services, or (iii) offer self-directed brokerage accounts or other similar types of accounts that may or may not charge transaction fees to customers.

•                  To qualify for a waiver of the Class A or Class C sales charges at the time of purchase (including exchanges of share classes within the Fund), you must notify the Transfer Agent, or the Distributor must be notified by the financial intermediary facilitating the purchase, that the transaction qualifies for a waiver of the Class A or Class C sales charges. The waiver will be granted subject to confirmation of your account holdings.

4.              In each Fund’s Statutory Prospectus section entitled How to Buy, Sell and Exchange Fund Shares — Qualifying for Class

Q Shares — Other Types of Investors, is deleted and replaced with the following:

Class Q shares may also be purchased by Prudential (including any program or account sponsored by Prudential or an affiliate that includes the Fund as an available option), and Prudential funds, including Prudential funds-of-funds.

Class Q shares may only be offered by financial intermediaries who have an agreement with the Distributor or its affiliates to offer such shares.

Class Q shares are offered to eligible investors provided that the Fund or its affiliates are not required to make or pay any type of administrative, sub-accounting, networking or revenue sharing payments or similar fees paid to intermediaries.

5.              In each Fund’s Statutory Prospectus section entitled How to Buy, Sell and Exchange Fund Shares — Qualifying for Class

Z Shares — Other Types of Investors, is deleted and replaced with the following:

Z Shares — Other Types of Investors, is deleted and replaced with the following:

Other Types of Investors. Class Z shares also can be purchased by any of the following:

•                  Certain participants in the MEDLEY Program (group variable annuity contracts) sponsored by Prudential for whom Class Z shares of the Prudential mutual funds are an available option;

•                  Current and former Directors/Trustees of mutual funds managed by PI or any other affiliate of Prudential;

•                  Current and former employees (including their spouses, children and parents) of Prudential and its affiliates; former employees must have an existing investment in the Fund;

•                  Prudential (including any program or account sponsored by Prudential or an affiliate that includes the Fund as an available option);

•                  Prudential funds, including Prudential funds-of-funds;

•                  Qualified state tuition programs (529 plans); and

•                  Investors working with fee-based consultants for investment selection and allocations.

6.              In each Fund’s Statutory Prospectus section entitled How to Buy, Sell and Exchange Fund Shares — How to Sell Your Shares —90-Day Repurchase Privilege, the following is added at the end of the section:

The terms of this privilege may vary by financial intermediary. For more information, see “Appendix A: Waivers and Discounts Available From Certain Financial Intermediaries.”

7.              In each Fund’s Statutory Prospectus, after the section entitled Glossary, the following is added as “Appendix A: Waivers and Discounts Available From Certain Financial Intermediaries”:

APPENDIX A: WAIVERS AND DISCOUNTS AVAILABLE FROM CERTAIN FINANICAL INTERMEDIARIES

The availability of certain sales charge waivers and discounts will depend on whether you purchase your shares directly from the Fund or through a financial intermediary. Intermediaries may have different policies and procedures regarding the availability of front-end sales load waivers or contingent deferred (back-end) sales load (“CDSC”) waivers, which are discussed below. In all instances, it is the purchaser’s responsibility to notify the Fund or the purchaser’s financial intermediary at the time of purchase of any relationship or other facts qualifying the purchaser for sales charge waivers or discounts. For waivers and discounts not available through a particular intermediary, shareholders will have to purchase Fund shares through the applicable intermediary to receive these waivers or discounts.

Effective April 10, 2017, shareholders purchasing Fund shares through a Merrill Lynch platform or account will be eligible only for the following load waivers (front-end sales charge waivers and contingent deferred or back-end sales charge waivers) and discounts, as applicable, which may differ from those disclosed elsewhere in this Fund’s prospectus or SAI.

Front-end Sales Load Waivers on Class A Shares available at Merrill Lynch

•                  Employer-sponsored retirement, deferred compensation and employee benefit plans (including health savings accounts) and trusts used to fund those plans, provided that the shares are not held in a commission-based brokerage account and shares are held for the benefit of the plan

•                  Shares purchased by or through a 529 Plan, if applicable

•                  Shares purchased through a Merrill Lynch affiliated investment advisory program

•                  Shares purchased by third party investment advisors on behalf of their advisory clients through Merrill Lynch’s platform

•                  Shares of funds purchased through the Merrill Edge Self-Directed platform

•                  Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same fund (but not any other fund within the fund family)

•                  Shares exchanged from Class C (i.e., level-load) shares of the same fund in the month of or following the 10-year anniversary of the purchase date

•                  Employees and registered representatives of Merrill Lynch or its affiliates and their family members

•                  Directors or Trustees of the Fund, and employees of the Fund’s investment adviser or any of its affiliates, as described in this prospectus Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales load (known as Rights of Reinstatement)

CDSC Waivers on A, B and C Shares available at Merrill Lynch

•                  Death or disability of the shareholder

•                  Shares sold as part of a systematic withdrawal plan as described in this prospectus

•                  Return of excess contributions from an IRA Account

•                  Shares sold as part of a required minimum distribution for IRA and retirement accounts due to the shareholder reaching age 70 1/2

•                  Shares sold to pay Merrill Lynch fees but only if the transaction is initiated by Merrill Lynch

•                  Shares acquired through a Right of Reinstatement

•                  Shares held in retirement brokerage accounts that are exchanged for a lower cost share class due to transfer to certain fee based accounts or platforms (applicable to A and C shares only).

Front-end load Discounts Available at Merrill Lynch: Breakpoints, Rights of Accumulation & Letters of Intent

•                  Breakpoints as described in this prospectus

•                  Rights of Accumulation (ROA) which entitle shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at Merrill Lynch. Eligible fund family assets not held at Merrill Lynch may be included in the ROA calculation only if the shareholder notifies his or her financial advisor about such assets

•                  Letters of Intent (LOI) which allow for breakpoint discounts based on anticipated purchases within a fund family, through Merrill Lynch, over a 13-month period of time (if applicable)

8.              In Part II of each Fund’s SAI, in the section entitled Purchase, Redemption And Pricing Of Fund Shares — 90 Day Repurchase Privilege, the following is added at the end of the section:

The terms of this privilege may vary by financial intermediary. For more information, see “Appendix A: Waivers and Discounts Available From Certain Financial Intermediaries” in the Fund’s prospectus.

9.              In Part II of each Fund’s SAI, in the section entitled Purchase, Redemption And Pricing Of Fund Shares — Automatic Conversion of Class B Shares, the last two paragraphs are deleted and replaced with the following:

The conversion feature may be subject to the continuing availability of opinions of counsel or rulings of the IRS that the conversion of shares does not constitute a taxable event for federal income tax purposes. The automatic conversion of Class B shares into Class A shares may be suspended if such opinions or rulings are no longer available. If such conversions are suspended, Class B shares of the Fund will continue to be subject, possibly indefinitely, to their higher annual distribution and service fee. Shareholders should consult their tax advisers regarding the tax consequences of the conversion or exchange of shares.

EXCHANGE OF SHARE CLASSES WITHIN THE FUND. Within the Fund, investors or their financial intermediaries may wish to exchange investments in one share class of the Fund to another share class offered by the same Fund. For certain exchanges, subject to the discretion of the Manager and or its affiliates, the Fund may need to waive applicable sales charges in the share class that the shareholder is receiving and/or waive CDSC on the redeemed shares, as applicable.

Such exchanges may be subject to the continuing availability of opinions of counsel or rulings of the IRS that the exchange of shares does not constitute a taxable event for federal income tax purposes. If such opinions or rulings are no longer available, then the exchange may be a taxable event. Shareholders should consult their tax advisers regarding the tax consequences of the exchange of shares.

Please contact PMFS at (800) 225-1852 for more details on such exchanges.

PRUDENTIAL INVESTMENTS FUNDS

The Prudential Investment Portfolios, Inc.

Prudential Balanced Fund

Prudential Conservative Allocation Fund

Prudential Jennison Growth Fund

Prudential Growth Allocation Fund

Prudential Moderate Allocation Fund

Prudential Jennison Equity Opportunity Fund

Prudential Investment Portfolios 3

Prudential Jennison Select Growth Fund

Prudential QMA Strategic Value Fund

Prudential Unconstrained Bond Fund

Prudential Real Assets Fund

Prudential QMA Global Tactical Allocation Fund

Prudential Global Absolute Return Bond Fund

Prudential Investment Portfolios 4

Prudential Muni High Income Fund

Prudential Investment Portfolios 5

Prudential Jennison Conservative Growth Fund

Prudential Jennison Rising Dividend Fund

Prudential Investment Portfolios 6

Prudential California Muni Income Fund

Prudential Investment Portfolios 7

Prudential Jennison Value Fund

Prudential Investment Portfolios 8

Prudential QMA Stock Index Fund

Prudential Investment Portfolios 9

Prudential Real Estate Income Fund

Prudential Select Real Estate Fund

Prudential Absolute Return Bond Fund

Prudential International Bond Fund

Prudential Investment Portfolios 10

Prudential Jennison Equity Income Fund

Prudential QMA Mid-Cap Value Fund

Prudential Investment Portfolios 12

Prudential QMA Long-Short Equity Fund

Prudential Short Duration Muni High Income Fund

Prudential US Real Estate Fund

Prudential Global Real Estate Fund

Prudential Investment Portfolios 14

Prudential Floating Rate Income Fund

Prudential Government Income Fund

Prudential Investment Portfolios, Inc. 15

Prudential High Yield Fund

Prudential Short Duration High Yield Income Fund

Prudential Investment Portfolios 16

Prudential QMA Defensive Equity Fund

Prudential Income Builder Fund

Prudential Investment Portfolios, Inc. 17

Prudential Short Duration Multi-Sector Bond Fund

Prudential Total Return Bond Fund

Prudential Investment Portfolios 18

Prudential Jennison MLP Fund

Prudential Jennison 20/20 Focus Fund

Prudential National Muni Fund, Inc.

Prudential National Muni Fund

Prudential Jennison Blend Fund, Inc.

Prudential Jennison Blend Fund

Prudential Sector Funds, Inc.

Prudential Financial Services Fund

Prudential Jennison Utility Fund

Prudential Jennison Health Sciences Fund

Prudential World Fund, Inc.

Prudential QMA International Equity Fund

Prudential Jennison Global Infrastructure Fund

Prudential Emerging Markets Debt Local Currency Fund

Prudential Jennison Emerging Markets Equity Fund

Prudential Jennison Global Opportunities Fund

Prudential Jennison International Opportunities Fund

Prudential Jennison Mid-Cap Growth Fund, Inc.

Prudential Jennison Mid-Cap Growth Fund

Prudential Jennison Small Company Fund, Inc.

Prudential Jennison Small Company Fund

Prudential Jennison Natural Resources Fund, Inc.

Prudential Jennison Natural Resources Fund

Prudential Global Total Return Bond Fund, Inc.

Prudential Global Total Return Bond Fund

Prudential Short Term Corporate Bond Fund, Inc.

Prudential Short Term Corporate Bond Fund

Prudential Government Money Market Fund, Inc.

Prudential Government Money Market Fund

Target Portfolio Trust

Prudential Core Bond Fund

Prudential Corporate Bond Fund

Prudential Small-Cap Value Fund

LR932